UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2011

PerkinElmer, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-05075	04-2052042
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

940 Winter Street Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 663-6900

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Indenture

On October 25, 2011, PerkinElmer, Inc., a Massachusetts corporation (the “Company”), issued $500 million aggregate principal amount of 5.00% Senior Notes due 2021 (the “Notes”) in a public offering pursuant to a registration statement on Form S-3 (File No. 333-165935) and a preliminary prospectus supplement and prospectus supplement related to the offering of the Notes, each as filed with the Securities and Exchange Commission (the “SEC”). The Notes were issued under an indenture dated as of October 25, 2011 (the “Base Indenture”) and a supplemental indenture dated as of October 25, 2011 (the “Supplemental Indenture”, and together with the Base Indenture, the “Indenture”) with U.S. Bank National Association, as trustee. The sale of the Notes was made pursuant to the terms of an Underwriting Agreement (the “Underwriting Agreement”), dated as of October 20, 2011, among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Capital Inc., as representatives of the several underwriters named in the Underwriting Agreement. The Underwriting Agreement was separately filed with the SEC on October 25, 2011 as Exhibit 1.1 to the Company’s Current Report on Form 8-K.

The Notes will mature on November 15, 2021.

The Notes will bear interest at the rate of 5.00% per annum, which will be paid semi-annually on May 15 and November 15 of each year, commencing on May 15, 2012, to holders of record on the May 1 and November 1, respectively, immediately preceding such interest payment date.

Prior to August 15, 2021 (three months prior to their maturity date), the Company may redeem the Notes in whole at any time or in part from time to time, at its option, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest in respect of the Notes being redeemed (not including any portion of such payments of interest accrued as of the date of redemption), discounted to such date of redemption on a semi-annual basis (assuming a 360-day year of twelve 30-day months), at the Treasury Rate (as defined in the Indenture) plus 45 basis points, plus, in each case, accrued and unpaid interest thereon to, but excluding such date of redemption.

At any time on or after August 15, 2021 (three months prior to their maturity date), the Company may redeem the Notes, in whole or in part, at the Company’s option, at a redemption price equal to 100% of the principal amount of the Notes due to be redeemed plus accrued and unpaid interest thereon to, but excluding the date of such redemption.

Upon the occurrence of a Change of Control (as defined in the Indenture) of the Company and a contemporaneous downgrade of the Notes below an investment grade rating by at least two of Moody’s Investors Service Inc., Standard & Poor’s Ratings Services and Fitch Ratings Limited, the Company will, in certain circumstances, be required to make an offer to repurchase the Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to, but excluding the date of repurchase.

The Notes are general unsecured obligations of the Company that are effectively subordinated in right of payment to any secured indebtedness of the Company to the extent of the assets securing such indebtedness and structurally subordinated to all existing and any future liabilities of its subsidiaries to the extent of assets of such subsidiaries; that rank equal in right of payment with all existing and any future unsecured and unsubordinated indebtedness of the Company; and senior in right of payment to any existing and future indebtedness of the Company that is subordinated to the Notes.

The Indenture contains limited affirmative and negative covenants of the Company. The negative covenants restrict the ability of the Company and its subsidiaries to incur debt secured by liens on its Principal Property (as defined in the Indenture) or on shares of capital stock of its subsidiaries that own Principal Property and to engage in sale and lease-back transactions with respect to any Principal Property.

Upon the occurrence of an event of default under the Indenture, which includes payment defaults, defaults in the performance of affirmative and negative covenants, bankruptcy and insolvency related defaults and failure to pay certain indebtedness, the obligations of the Company under the Notes may be accelerated, in which case the entire principal amount of the Notes may become immediately due and payable.

The Company expects that the net proceeds from the sale of the Notes will be approximately $490.6 million after deducting underwriting discounts and estimated offering expenses. The Company intends to use the net proceeds of the offering to fund, in part, the cash consideration payable for, and certain costs associated with, the Company’s acquisition of Caliper Life Sciences, Inc., pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated September 7, 2011, between the Company and Caliper Life Sciences, Inc., the aggregate purchase price of which is estimated to be approximately $600 million, net of acquired cash. The Merger Agreement was separately filed with the SEC on September 13, 2011 as Exhibit 2.1 to the Company’s Current Report on Form 8-K.

The foregoing description of certain of the terms of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture, which was filed with the SEC on October 25, 2011 as Exhibit 99.1 to the Company’s Current Report on Form 8-K, and the Supplemental Indenture, which is filed with this report as Exhibit 99.2, both of which are incorporated herein by reference.

Item 8.01. Other Events

Termination of Bridge Facility Commitment Letter

As previously reported in the Company’s Form 8-K filed on September 13, 2011, the Company entered into a commitment letter dated September 7, 2011 with Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Commitment Letter”). Under the terms of the Commitment Letter, Bank of America, N.A. committed to provide the Company the full principal amount of a $400 million unsecured 364-day bridge loan facility (the “Bridge Facility”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated committed to act as the sole and exclusive lead arranger and sole and exclusive bookrunning manager for the Bridge Facility, in connection with the Company’s planned acquisition of Caliper Life Sciences, Inc. The commitments under the Commitment Letter were permanently reduced by the amount of the gross proceeds received from the issuance of the Notes. Therefore, no commitments under the Commitment Letter remain, and, effective October 25, 2011, the Commitment Letter was effectively terminated.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERKINELMER, INC.

Date: October 27, 2011	By:	/s/ John L. Healy
Name: John L. Healy Title: Vice President and Associate General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Indenture dated as of October 25, 2011 between the Company and U.S. Bank National Association

99.2	Supplemental Indenture dated as of October 25, 2011 between the Company and U.S. Bank National Association